Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-28397 of Vulcan Materials Company on Form S-8 of our report dated June 25, 2004, appearing in this Annual Report on Form 11-K of Vulcan Materials Company Chemicals Division Hourly Employees Savings Plan for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Birmingham, Alabama
June 25, 2004